UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2017

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Embarcadero Center, Suite 410, San Francisco, CA 94111
(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

The Company’s Annual Shareholders Meeting (“Meeting”) was held on June 27, 2017. There were present in person or by proxy at said Meeting shareholders voting 4,868,805 shares that represent 87.81% of the 5,544,888 shares outstanding and entitled to vote at the Meeting which represented a quorum. At the Meeting, the shareholders:

1)	Voted on the Election of Directors as follows:

Nominee	For	Withheld	Broker Non-Vote
Ernest A. Bates, M.D.	2,223,608	491,407	2,153,790
Daniel G. Kelly, Jr.	2,530,254	184,761	2,153,790
David A. Larson, M.D.	2,294,099	420,916	2,153,790
S. Mert Ozyurek	2,266,230	448,785	2,153,790
John F. Ruffle	2,293,998	421,017	2,153,790
Raymond C. Stachowiak	2,294,098	420,917	2,153,790
Stanley S. Trotman, Jr.	2,293,998	421,017	2,153,790

All seven individuals were elected to serve on the Board of Directors for the following year.

2)	Voted on our Executive Compensation. There were 2,410,823 votes for, 288,278 votes against, 15,914 votes abstained, and 2,153,790 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

3)	Voted on the Amendment and Restatement of the Incentive Compensation Plan. There were 2,288,640 votes for, 408,766 votes against, 17,609 votes abstained, and 2,153,790 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

4)	Voted on the Ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm. There were 4,525,647 votes for, 339,780 votes against, 3,378 votes abstained, and 0 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services
Date:	June 29, 2017	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO